Exhibit 10.31

Execution Version

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Dated as of December 9, 2019

TABLE OF CONTENTS

Page

1.	Definitions	2

2.	Registration Rights	6
2.1	Demand Registration	6
2.2	Company Registration	7
2.3	Underwriting Requirements	8
2.4	Obligations of the Company	9
2.5	Furnish Information	10
2.6	Expenses of Registration	11
2.7	Delay of Registration	11
2.8	Indemnification	11
2.9	Reports Under Exchange Act	13
2.10	Limitations on Subsequent Registration Rights	14
2.11	“Market Stand-off” Agreement	14
2.12	Legend	15
2.13	Termination of Registration Rights	16

3.	Information Rights	16
3.1	Delivery of Financial Statements	16
3.2	Visitation and Inspection	18
3.3	Termination of Information Rights	18
3.4	Confidentiality	18

4.	Rights to Future Stock Issuances	19
4.1	Right of First Offer	19
4.2	Termination	20

5.	Additional Covenants	21
5.1	Insurance	21
5.2	Employee Agreements	21
5.3	Board Matters	21
5.4	Successor Indemnification	21
5.5	Expenses of Counsel	21
5.6	Indemnification Matters	22
5.7	Right to Conduct Activities; Investment Opportunities	22
5.8	FCPA	23
5.9	Termination of Covenants	24

6.	Miscellaneous	24
6.1	Successors and Assigns	24
6.2	Governing Law	24
6.3	Counterparts	24
6.4	Titles and Subtitles	24

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TABLE OF CONTENTS

(continued)

Page

6.5	Notices	24
6.6	Amendments and Waivers	26
6.7	Severability	27
6.8	Aggregation of Stock	27
6.9	Additional Stockholders	27
6.10	Entire Agreement	27
6.11	Dispute Resolution	28
6.12	WAIVER OF JURY TRIAL	28
6.13	Delays or Omissions	28
6.14	Acknowledgment	29
6.15	Massachusetts Business trust	29
6.16	Consent of Required Parties	29

Schedule A	Series A Stockholders
Schedule B	Series B Stockholders
Schedule C	Series C Stockholders

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of December 9, 2019, by and among Castle Creek Pharmaceutical Holdings, Inc., a Delaware corporation (the “Company”), the Series A Stockholders (as defined below), the Series B Stockholders (as defined below) and the Series C Stockholders (as defined below).

RECITALS

A. The Company, the Series A Stockholders and the Series B Stockholders entered into that certain Investors’ Rights Agreement, dated as of October 9, 2018 (the “Prior Agreement”), in connection with the purchase by the Series B Stockholders of shares of the Company’s Series B Preferred Stock, $0.00001 par value per share, of the Company (“Series B Preferred Stock”), which Prior Agreement they now wish to amend and restate in its entirety.

B. The Series C Stockholders are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which the Series C Stockholders have agreed to purchase shares of Series C Preferred Stock, $0.00001 par value per share, of the Company (“Series C Preferred Stock”).

C. In order to induce the Series C Stockholders to purchase the Series C Preferred Stock pursuant to the Purchase Agreement, the Series A Stockholders, the Series B Stockholders and the Company hereby agree that the Prior Agreement shall be amended and restated as provided herein, and hereinafter this Agreement shall govern (i) the rights of the Stockholders (as defined below) (a) to cause the Company to register shares of Common Stock (as defined below) issuable to the holders of shares of Preferred Stock (as defined below), (b) to receive certain information from the Company and (c) to participate in future equity offerings by the Company and (ii) certain other matters as set forth in this Agreement.

D. Pursuant to Section 6.6 of the Prior Agreement, the Prior Agreement may be amended as contemplated by this Agreement only by a written consent executed by (i) the Company, (ii) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock outstanding (on an as-converted basis) and (iii) the Valor Stockholders (as defined below) holding a majority of the shares of Common Stock outstanding or issuable upon conversion of the shares of Preferred Stock (voting together as a single class) held by all Valor Stockholders (collectively, the “Required Parties”).

E. The undersigned include the Required Parties.

F. For purposes of this Agreement, to the extent a Person holds shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, (i) such Person shall be treated as a Series A Stockholder with respect to such shares of Series A Preferred Stock and with respect to any shares of Common Stock issued or issuable upon conversion of such shares of Series A Preferred Stock, (ii) such Person shall be treated as a Series B Stockholder with respect to such shares of Series B Preferred Stock and with respect to any shares of Common Stock issued or issuable upon conversion of such shares of Series B Preferred Stock and (iii) such Person shall be treated as a Series C Stockholder with respect to such shares of Series C Preferred Stock and with respect to any shares of Common Stock issued or issuable upon conversion of such shares of Series C Preferred Stock.

AGREEMENTS

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to (a) any specified Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such specified Person including, without limitation, any general partner, managing member, officer or director of such specified Person, or any venture capital fund or institutional investor now or hereafter existing that is controlled by one or more general partners, managing members or management companies of, or shares the same management company with, such specified Person, and (b) in the case of a Fidelity Stockholder, an investment company registered under the Investment Company Act, advised or sub-advised by Fidelity or any affiliated investment advisor of Fidelity, one or more mutual fund, pension fund, pooled investment vehicle or institutional client advised or sub-advised by Fidelity or any affiliated investment advisor of Fidelity, in each case, registered under the Investment Advisers Act of 1940, as amended.

“Board” means the board of directors of the Company.

“Certificate” means the Company’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or amended and restated from time to time.

“Common Stock” means shares of the Company’s common stock, par value $0.00001 per share.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Derby” means Michael Derby.

“Derby Incentive Shares” means the 160,000 shares of Series A-6 Preferred Stock held by Derby and the Derby 2017 Family Children’s Trust U/A/D 1/17/2017 as of the date hereof.

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“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan, (ii) a registration relating to an SEC Rule 145 transaction, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Fidelity” means Fidelity Management & Research Company.

“Fidelity Stockholder” means any Stockholder advised or sub-advised by Fidelity.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, Spousal Equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of a natural person referred to herein. For purposes of this Agreement, a person will be deemed to be a “Spousal Equivalent” provided the following circumstances are true: (a) irrespective of whether or not the relevant person and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (b) they intend to remain so indefinitely, (c) neither are married to anyone else, (d) both are at least 18 years of age and mentally competent to consent to contract, (e) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (f) they are jointly responsible for each other’s common welfare and financial obligations, and (g) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

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“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Major Holder” means the Stockholders (other than holders of Derby Incentive Shares).

“Marshman Stockholder” means Marshman Fund Trust I U/A/D 5/1/08, Marshman Fund Trust II U/A/D 5/1/08 and any subsequent permitted transferee of any Preferred Stock or Common Stock held thereby who hereafter becomes a signatory to this Agreement.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Stock” means, collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Stockholders after the date hereof, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.12 of this Agreement.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then-exercisable and/or then-convertible securities that are Registrable Securities.

“Regulatory Approval” means all approvals, licenses, permits, certifications, registrations or authorizations of the United States Food and Drug Administration (or any successor agency thereto) necessary under applicable law in order to commercially distribute, manufacture and have manufactured, sell or market diacerin ointment in the United States of America, including the District of Columbia, Puerto Rico and all other territories and possessions of the United States of America.

“SEC” means the Securities and Exchange Commission.

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“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.5.

“Series A Preferred Stock” means, collectively, shares of the Company’s Series A-1 Preferred Stock, par value $0.00001 per share, Series A-2 Preferred Stock, par value $0.00001 per share, shares of the Company’s Series A-3 Preferred Stock, par value $0.00001 per share, shares of the Company’s Series A-4 Preferred Stock, par value $0.00001 per share, shares of the Company’s Series A-5 Preferred Stock, par value $0.00001 per share and shares of the Company’s Series A-6 Preferred Stock, par value $0.00001 per share.

“Series A Stockholder” means the Persons named on Schedule A hereto, each Person to whom the rights of a Series A Stockholder are assigned in accordance with this Agreement, each Person who hereafter becomes a signatory to this Agreement as a Series A Stockholder in accordance with this Agreement and any one of them, as the context may require.

“Series B Stockholder” means the Persons named on Schedule B hereto, each Person to whom the rights of a Series B Stockholder are assigned in accordance with this Agreement, each Person who hereafter becomes a signatory to this Agreement as a Series B Stockholder in accordance with this Agreement and any one of them, as the context may require.

“Series C Stockholder” means the Persons named on Schedule C hereto, each Person to whom the rights of a Series C Stockholder are assigned in accordance with this Agreement, each Person who hereafter becomes a signatory to this Agreement as a Series C Stockholder in accordance with this Agreement and any one of them, as the context may require.

“Significant Investor” means any Marshman Stockholder, any Valor Stockholder and any Fidelity Stockholder.

“Stockholders” means the Series A Stockholders, the Series B Stockholders and the Series C Stockholders.

“Valor Stockholder” means Valor CCP Holdings, LLC, Valor R&D Series LLC – Series BF and any subsequent permitted transferee of any Preferred Stock or Common Stock held thereby who hereafter becomes a signatory to this Agreement.

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2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) If, at any time after the earlier of (i) October 9, 2023 and (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (and the Registrable Securities subject to such request have an anticipated aggregate offering price, net of Selling Expenses, of at least $100 million in an offering that is an IPO and $25 million in any other case), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders, and (ii) as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days following the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b) If, at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from one or more Holders of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holder(s) having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders, and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days following the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good-faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

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(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good-faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective, (ii) after the Company has effected five (5) registrations pursuant to Subsection 2.1(a) or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (A) during the period that is sixty (60) days before the Company’s good-faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective or (B) if the Company has effected two (2) registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor and forfeit their right to one (1) demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall notify all Holders in writing at least fifteen (15) days prior to the filing of any registration statement or prospectus supplement and will afford each Holder an opportunity to include in such registration statement, all or part of the Registrable Securities held by such Holder. Upon the request of each Holder given within fifteen (15) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

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2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be nationally recognized or otherwise reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such

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offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request, in order to facilitate their disposition of their Registrable Securities;

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(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; provided, that any such Person shall enter into such confidentiality or non-disclosure agreements as the Company may reasonably require;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Board may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

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2.6 Expenses of Registration. All expenses (other than Selling Expenses, which shall be borne by the selling Holders as provided herein) incurred in connection with registrations, filings or qualifications pursuant to this Section 2, including all (a) registration, filing, and qualification fees, (b) printers’ and accounting fees, (c) fees and disbursements of counsel for the Company and (d) the reasonable fees and disbursements of one (1) counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered in such registration (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities to be registered in such registration elect not to pay the registration expenses therefor and forfeit their right to one (1) demand registration statement pursuant to Subsection 2.1(a); provided, further, that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless (i) each selling Holder, and the partners, members, officers, directors and stockholders of each such Holder, (ii) legal counsel and accountants for each such Holder, (iii) any underwriter (as defined in the Securities Act) for each such Holder and (iv) each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person or other aforementioned Person expressly for use in connection with such registration.

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(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any) who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time following the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

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(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions or other actions that resulted in such loss, claim, damage, liability or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided, further, that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.8, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

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(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO until such time as the Registrable Securities may be sold under Rule 144 without such current public information;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include such securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for shares of Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO,

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shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares (A) by any Holder who is a natural person to any trust for the direct or indirect benefit of such Holder or such Holder’s spouse or descendants (whether natural or adopted) or (B) by any Holder that is a trust to the natural persons who are beneficiaries of such Holder, provided that, in each case, the trustee of such trust (in the case of clause (A)) or such natural persons (in the case of clause (B)) agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers, directors and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. Notwithstanding the foregoing, in the event that the Company and/or the underwriter(s) in connection with the IPO agree to allow any officer, director or stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) to hold shares of Company capital stock subject to lock-up restrictions which are more favorable to such securityholder than the lock-up restrictions set forth in this Subsection 2.11, the lock-up restrictions applicable to such Registrable Securities held by any Significant Investor will be automatically amended to conform to the more favorable lock-up restrictions applicable to the shares held by such securityholder.

2.12 Legend. Each certificate, instrument or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

Notwithstanding the foregoing, the Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder if the Company has completed its IPO or in connection with a sale of Registrable Securities by a Holder pursuant to SEC Rule 144 and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company (it being understood that internal securities counsel of any Significant Investor shall be deemed acceptable for transfers by any such Significant Investor or Affiliate thereof) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

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2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Certificate, in which the consideration received by the Stockholders is in the form of cash and/or freely tradeable marketable securities;

(b) such time as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three (3) month period without registration;

(c) the fifth (5th) anniversary of the IPO;

(d) with respect to any shares of Series C Preferred Stock, the Series C Redemption Date (as defined in the Certificate); provided, that if any holder of shares of Series C Preferred Stock elects to exclude any shares of Series C Preferred Stock held by such holder from any redemption under Section B(6) of Article Fourth of the Certificate, then the right of such holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall not terminate on the Series C Redemption Date;

(e) with respect to any shares of Series B Preferred Stock, the Series B Redemption Date (as defined in the Certificate); provided, that if any holder of shares of Series B Preferred Stock elects to exclude any shares of Series B Preferred Stock held by such holder from any redemption under Section B(6) of Article Fourth of the Certificate, then the right of such holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall not terminate on the Series B Redemption Date; and

(f) with respect to any shares of Series A-1 Preferred Stock, the Series A-1 Redemption Date (as defined in the Certificate); provided, that if any holder of shares of Series A-1 Preferred Stock elects to exclude any shares of Series A-1 Preferred Stock held by such holder from any redemption under Section B(6) of Article Fourth of the Certificate, then the right of such holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall not terminate on the Series A-1 Redemption Date.

3. Information Rights.

3.1 Delivery of Financial Statements. The Company shall deliver:

(a) to each Significant Investor, as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company,

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(i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements set forth in subsections (i) through (iii) audited and certified by independent public accountants of regionally recognized standing selected by the Company, and (iv) a comparison between (A) the actual amounts as of and for such fiscal year and (B) the comparable amounts included in the Budget (as defined below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year;

(b) to each Significant Investor, as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter of the Company, (i) unaudited statements of income and cash flows for such fiscal quarter, (ii) an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements contemplated by subsection (i) or (ii) may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP), and (iii) a comparison between (x) the actual amounts as of and for such fiscal quarter and (y) the comparable amounts included in the Budget for such quarter, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such quarter;

(c) to each Significant Investor, as soon as practicable, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board and prepared on a quarterly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(d) to each Stockholder, promptly and accurately, and shall use its best efforts to cause its transfer agent to promptly respond to requests by such Stockholder from time to time for, information relating to, (i) the accounting or securities law matters required in connection with such Stockholder’s audit or (ii) the actual holdings of such Stockholder, including in relation to the total outstanding number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the requesting Stockholder to calculate its respective percentage equity ownership in the Company.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, other than with respect to any Significant Investor, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided, that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

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3.2 Visitation and Inspection. The Company shall permit each Stockholder, at such Stockholder’s expense, to visit and inspect the Company’s properties, examine its books of account and records, and discuss the Company’s affairs, finances and accounts with its officers, during normal business hours of the Company as may be reasonably requested by such Stockholder; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information Rights. The covenants set forth in Subsection 3.1, and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or Section 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate, in which the consideration received by the Stockholders is in the form of cash and/or freely tradeable marketable securities, whichever event occurs first.

3.4 Confidentiality. Each Stockholder agrees that such Stockholder will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Stockholder), (b) is or has been independently developed or conceived by the Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to the Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that (1) each Stockholder that is a limited partnership or limited liability company may disclose such confidential information to any former partners or members who retained an economic interest in such Stockholder, current or prospective partners of the partnership or any subsequent partnership under common investment management, limited partners, general partners, members or management company of such Stockholder (or any employees or representatives of any of the foregoing); provided, that such Stockholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information, (2) a Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Registrable Securities from such Stockholder, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4, (iii) to any Affiliate, partner, member, stockholder or wholly owned subsidiary of such Stockholder in the ordinary course of business, provided, that such Stockholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such

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information or (iv) as may otherwise be required by law, provided, that, to the extent permitted by law, the Stockholder will promptly notify the Company of such disclosure and take reasonable steps to minimize the extent of any such required disclosure, (3) each Stockholder that is a registered investment company within the meaning of the Investment Company Act, may make disclosures consistent with such Stockholder’s required investment reporting practices and (4) the Marshman Stockholders may disclose such confidential information to any investor or prospective investor in connection with any customary marketing, fundraising or reporting activities in which any Marshman Stockholder or any Affiliate thereof is engaged, provided, that the disclosing Marshman Stockholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information. The obligations of a Stockholder under this Subsection 3.4 shall terminate two (2) years after the earlier of: (x) such time as the Stockholder no longer holds any shares of Preferred Stock or Common Stock and (y) a Deemed Liquidation Event, as such term is defined in the Certificate.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Holder. A Major Holder shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates; provided, that, as a condition precedent to any issuance of such New Securities to such Affiliate, the Company shall require any such Affiliate (x) to become a party to this Agreement by executing a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Major Holder and (y) to become a party to the Amended and Restated Voting Agreement (the “Voting Agreement”) and that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, each dated as of the date hereof, by and among the Company and the other parties thereto by executing a counterpart signature page thereto agreeing to be bound by and subject to the terms of such agreements.

(a) The Company shall give notice (the “Offer Notice”) to each Major Holder stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Holder (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Holder) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities) (such portion, a Major Holder’s “Pro Rata Amount”). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Holder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Holder”) of any other Major Holder’s failure to do likewise. During the ten (10) day period commencing after the Company

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has given such notice, each Fully Exercising Holder may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Holders were entitled to subscribe but that were not subscribed for by the Major Holders which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Holder bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Holders who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days following the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), then the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days following the execution thereof, then the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Holders in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate) or (ii) Common Stock issued in the IPO.

(e) Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Subsection 4.1, the Company may elect to give notice to the Major Holders within thirty (30) days after the issuance of any New Securities. Such notice shall describe the type, price and terms of the New Securities. Each Major Holder shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Holder, maintain such Major Holder’s percentage-ownership position, calculated as set forth in Subsection 4.1(b) before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days following the date that notice is given to the Major Holders.

4.2 Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or Section 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate, in which the consideration received by the Stockholders is in the form of cash and/or freely tradeable marketable securities, whichever event occurs first.

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5. Additional Covenants.

5.1 Insurance. The Company shall obtain, within ninety (90) days following the date hereof, from financially sound and reputable insurers, directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board determines that such insurance should be discontinued. Notwithstanding any other provision of this Section 5.1 to the contrary, for so long as the Valor Director (as defined in the Voting Agreement) is serving on the Board, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least five million dollars ($5,000,000) unless approved by Valor.

5.2 Employee Agreements. The Company will cause (a) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement, and (b) any employee who receives shares or options to purchase shares of capital stock of the Company to enter into a one (1) year noncompetition and nonsolicitation agreement, substantially in the form approved by the Board. In addition, the Company shall not amend, modify, terminate, waive or otherwise alter to reduce the term of any noncompetition or nonsolicitation restriction in any such noncompetition and nonsolicitation agreement without the consent of the Board.

5.3 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board.

5.4 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate or elsewhere, as the case may be.

5.5 Expenses of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement), the reasonable fees and disbursements, not to exceed $200,000, of one (1) counsel for the Series C Stockholders (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s Series C Stockholder clients), and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent, and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Sale of the Company. The Company shall be

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obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney-client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the investor clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith, work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the Series C Stockholder clients of Investor Counsel.

5.6 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by Valor (each, a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Stockholder and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Certificate or its Bylaws (or any agreement between the Company and such Fund Director), without regard to any rights that such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.7 Right to Conduct Activities; Investment Opportunities.

(a) The Company hereby agrees and acknowledges that the Significant Investors are professional investment managers and/or funds (collectively, the “Professional Investment Funds”), and as such, invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, none of the Professional Investment Funds shall be liable to the Company for any claim arising out of, or based upon, (a) the investment by any of them in any entity competitive to the Company, or (b) actions taken by any partner, officer or other representative of any of

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them to assist any such competitive company, whether or not such action was taken as a member of the Board of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (i) any Significant Investor from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or (ii) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(b) Notwithstanding anything in this Agreement to the contrary, Derby shall (i) so long as he is an employee of the Company, bring to the Company all investment opportunities (including potential acquisitions or in-licenses of on-market drug development assets) of which he may become aware and that are, or may be, beneficial to the business as then conducted by the Company (“Company Opportunities”), and (ii) except with the prior approval of the Board, in its sole discretion, not, during the period in which he or his Affiliates hold Preferred Stock or Common Stock, and for twelve (12) months thereafter, directly or indirectly, own, operate, invest in, manage, engage or participate in, render services for, or otherwise assist or participate economically in any capacity any Person that is competitive with the business as then conducted by the Company (whether on-market, in development or otherwise); provided, however, that this clause (ii) shall not prevent Derby or his Affiliates from holding up to five percent (5%) of the outstanding equity interests in any publicly traded company.

5.8 FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize, or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Series B Stockholder and each Series C Stockholder if the Company becomes aware of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

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5.9 Termination of Covenants. The covenants set forth in this Section 5 (other than Subsection 5.4) shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate, in which the consideration received by the Stockholders is in the form of cash and/or freely tradeable marketable securities, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by any party hereto to a transferee of the Preferred Stock or Common Stock, as the case may be, held by such party; provided, however, that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Preferred Stock or Common Stock, as the case may be, with respect to which such rights are being transferred, and (b) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices.

(a) All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Company shall be sent to:

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Castle Creek Pharmaceutical Holdings, Inc.

6 Century Drive, 2nd Floor

Parsippany, NJ 07054

Attn: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661

Attn: Kenneth W. Miller, Esq.

Email: ken.miller@kattenlaw.com

All communications to the Stockholders shall be sent to each Stockholder’s address as set forth beneath its name on Schedule A, Schedule B or Schedule C hereto, as applicable, or at such other address as the relevant recipient may designate pursuant to the provisions of this Subsection 6.5(a) with a copy (which shall not constitute notice) to:

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, CA 94104

Attn: Michael Brown, Esq.

Email: mbrown@fenwick.com

Vedder Price P.C.

222 North LaSalle Street

Chicago, IL 60601

Attn: Michael A. Nemeroff, Esq.

Email: mnemeroff@vedderprice.com

(b) Consent to Electronic Notice. Each Stockholder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Stockholder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or that has been otherwise provided to the Company and confirmed by such Stockholder or other security holder as a valid electronic email address that may be used for purposes of providing notice pursuant to this Section 6.5(b), it being understood that if no such facsimile number or electronic email address is provided to the Company then notice may not be delivered by facsimile or electronic mail, as applicable. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Stockholder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

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6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock then outstanding (on an as-converted basis); provided, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Stockholder without the written consent of such Stockholder, unless such amendment, termination or waiver applies to all Stockholders holding the same class of stock as such Stockholder in the same fashion; provided, however, that in the event that the right of first offer in Subsection 4.1 is waived with respect to any issuance of New Securities, and one or more of the Major Holders that consented to such waiver (each a “Waiving Major Holder”) nevertheless purchases any such New Securities, each Major Holder that is not a Waiving Major Holder shall be entitled to purchase its Pro Rata Amount in such offering (or such lesser amount as corresponding to the proportionate amount of New Securities purchased by such Waiving Major Holder, in the event such Waiving Major Holder purchased less than its Pro Rata Amount), (b) for so long as any Fidelity Stockholder holds any shares of Registrable Securities, the definition of “Affiliate” as it relates to a Fidelity Stockholder, the definitions of “Fidelity” and “Fidelity Stockholder,” and Subsections 5.7(a), 6.15 and this clause (b) of this Subsection 6.6 may not be amended, terminated or waived without the prior written consent of the Fidelity Stockholders holding a majority of the shares of Common Stock then outstanding or then issuable upon conversion of the shares of Preferred Stock (voting together as a single class) held by all Fidelity Stockholders, (c) for so long as any Valor Stockholder holds any shares of Registrable Securities, the definition “Valor Stockholder”, Subsections 5.1, 5.7, 5.8, and this clause (c) of this Subsection 6.6 may not be amended, terminated or waived without the prior written consent of the Valor Stockholders holding a majority of the shares of Common Stock then outstanding or then issuable upon conversion of the shares of Preferred Stock (voting together as a single class) held by all Valor Stockholders, (d) for so long as a Significant Investor (other than any Fidelity Stockholder or Valor Stockholder) holds any shares of Registrable Securities, any rights provided or granted to, or any obligations imposed upon, such Significant Investor under Subsections 2.11, 3.1, 3.2 and this clause (d) of this Subsection 6.6 may not be amended or waived (either generally or in a particular instance) in a manner that adversely affects any such Significant Investor without the written consent of the Significant Investors holding a majority of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by such Significant Investors (other than any Fidelity Stockholder or Valor Stockholder) then outstanding (on an as-converted basis) adversely affected thereby, (e) for so long as any Fidelity Stockholder holds any shares of Registrable Securities, any rights provided or granted to, or any obligations imposed upon, such Fidelity Stockholder under Subsections 2.11, 3.1, 3.2 and this clause (e) of this Subsection 6.6 may not be amended or waived (either generally or in a particular instance) in a manner that adversely affects such Fidelity Stockholder without the written consent of such Fidelity Stockholder, (f) for so long as any Valor Stockholder holds any shares of Registrable Securities, any rights provided or granted to, or any obligations imposed upon, such Valor Stockholder under Subsections 2.11, 3.1, 3.2 and this clause (f) of this Subsection 6.6 may not be amended or waived (either generally or in a

26

particular instance) in a manner that adversely affects such Valor Stockholder without the written consent of such Valor Stockholder, (g) the definition of “Significant Investor” may not be amended to delete any Significant Investor without the consent of such Significant Investor, and (h) this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way that would adversely affect the rights of the Stockholders hereunder without the written consent of the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock then outstanding (on an as-converted basis). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision. Notwithstanding the foregoing, this Agreement may not be terminated without the prior written consent of the holders of at least two-thirds (66 2/3%) of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock then outstanding (on an as-converted basis).

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights among themselves in any manner they deem appropriate.

6.9 Additional Stockholders. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Stockholder” for all purposes hereunder. No action or consent by the Stockholders shall be required for such joinder to this Agreement by such additional Stockholder, so long as such additional Stockholder has agreed in writing to be bound by all of the obligations as a “Stockholder” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof, including, without limitation, the Prior Agreement, existing between the parties is expressly canceled, superseded and replaced by this Agreement.

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6.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or if the Delaware Court of Chancery declines to accept jurisdiction over a particular action or proceeding, any federal court within the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, or if the Delaware Court of Chancery declines to accept jurisdiction over a particular action or proceeding, any federal court within the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to be reimbursed by the non-prevailing party for all reasonable attorney’s fees, costs and necessary disbursements incurred by such prevailing party, in addition to any other relief to which such prevailing party may be entitled.

6.12 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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6.14 Acknowledgment. The Company acknowledges that the Fidelity Stockholders, the Valor Stockholders and the Marshman Stockholders are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Fidelity Stockholders, the Valor Stockholders or the Marshman Stockholders from investing or participating in any particular enterprise whether or not such enterprise, has products or services which compete with those of the Company.

6.15 Massachusetts Business trust. A copy of this Agreement and Declaration of Trust of each Stockholder Affiliated with Fidelity, or any Affiliate thereof, is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of each such Stockholder or any Affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of any such Stockholder or any Affiliate thereof individually but are binding only upon each such Stockholder or any Affiliate thereof and its assets and property.

6.16 Consent of Required Parties. By executing and delivering this Agreement, the Required Parties consent to the amendment and restatement of the Prior Agreement as provided in this Agreement.

6.17 Waiver of Right of First Offer. Each Stockholder hereby waives and relinquishes all of its rights under Sections 4.1 and 6.6 in respect of (i) the issuance and sale of the Series C Preferred Stock pursuant to the Purchase Agreement and (ii) the grant of warrants to purchase shares of Series C Preferred Stock made in connection with a loan transaction entered into by the Company and Horizon Finance Management LLC and/or its permitted assignees and/or participants, including each Stockholder’s right to receive any and all notices required to be given hereunder to Stockholders in respect of such issuance and sale (including pursuant to Sections 4.1 and 6.6).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY: CASTLE CREEK PHARMACEUTICAL HOLDINGS, INC.

By:	/s/ Patrick J. Morris Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: MARSHMAN FUND TRUST II U/A/D 5/1/08

By:	/s/ Charles Harris Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: MARSHMAN FUND TRUST I U/A/D 5/1/08

By:	/s/ Jeff Aronin Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: VALOR R&D SERIES LLC – Series BF

By:	/s/ Antonio J. Gracias Name: Antonio J. Gracias Title: Authorized Signatory

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

By:	/s/ Colm Hogan Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: Fidelity Securities Fund: Fidelity OTC Portfolio

By:	/s/ Colm Hogan Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: Fidelity Growth Company Commingled Pool By: Fidelity Management & Trust Co.

By:	/s/ Colm Hogan

Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

By:	/s/ Colm Hogan

Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: /s/ Michael Derby Michael Derby

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER:

DERBY 2017 FAMILY CHILDREN’S TRUST U/A/D 1/17/2017

By:	/s/ Autumn Derby
Name:
Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: /s/ Gregory K. Jones Gregory K. Jones

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES A STOCKHOLDER: /s/ Jeffrey B. Kindler Jeffrey B. Kindler

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES B STOCKHOLDER: VALOR CCP HOLDINGS, LLC

By:	/s/ Antonio J. Gracias
Name: Antonio J. Gracias Title: Manager

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES B STOCKHOLDER: Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES B STOCKHOLDER: Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES B STOCKHOLDER: Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES B STOCKHOLDER: Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES B STOCKHOLDER: Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER: VALOR CCP HOLDINGS, LLC

By:	/s/ Antonio J. Gracias
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER: Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER: Fidelity Select Portfolios: Pharmaceuticals Portfolio

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER: Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER: Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER: Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee

By:	/s/ Colm Hogan
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER:

HIGHLAND EQUITIES, L.P.

/s/ Hilary Cohen
Name:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER:

/s/ Jeffrey B. Kindler
Jeffrey B. Kindler

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER:

STAR INVESTMENT SERIES LLC – SERIES 70

/s/ James Star
Name:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER:

OTT LANE INVESTMENTS, LLC

/s/ Edward Landon
Name:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER:

MARSHMAN FUND TRUST II U/A/D 5/1/08

By:	/s/ Charles Harris
Name:
Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERIES C STOCKHOLDER: PATRICK J. MORRIS REVOCABLE TRUST U/A/D 3/11/11

By:	/s/ Patrick J. Morris
Name: Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

Schedule A

Series A Stockholders

Name and Address	Number and Series of Shares of Series A Preferred Stock
Marshman Fund Trust II U/A/D 5/1/08 Address:	550,000 Series A-2 Preferred Shares

Marshman Fund Trust I U/A/D 5/1/08 Address:	50,000 Series A-1 Preferred Shares

Valor R&D Series LLC – Series BF Address:	151,600 Series A-3 Preferred Shares

Fidelity Securities Fund: Fidelity OTC Portfolio Address:	30,303 Series A-4 Preferred Shares

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund Address:	29,758 Series A-4 Preferred Shares

Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund Address:	9,636 Series A-4 Preferred Shares

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund Address:	46,864 Series A-4 Preferred Shares

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund Address:	13,511 Series A-4 Preferred Shares

[Signature Page to Amended and Restated Investors’ Rights Agreement]

Name and Address	Number and Series of Shares of Series A Preferred Stock
Fidelity Growth Company Commingled Pool Address:	15,383 Series A-4 Preferred Shares

Michael Derby Address:	124,000 Series A-6 Preferred Shares

Derby 2017 Family Children’s Trust U/A/D 1/17/2017 Address:	36,000 Series A-6 Preferred Shares

Gregory K. Jones Address:	50,000 Series A-2 Preferred Shares

Jeffrey B. Kindler Address:	304 Series A-5 Preferred Shares

Schedule B

Series B Stockholders

Name and Address	Number of Shares of Series B Preferred Stock
Valor CCP Holdings, LLC Address:	133,543

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund Address:	3,301

Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund Address:	1,069

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund Address:	4,910

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund Address:	16,803

Fidelity Growth Company Commingled Pool Address:	14,708

Schedule C

Series C Stockholders

Name and Address	Number of Shares of Series C Preferred Stock
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund Address:	2,570

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund Address:	13,100

Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee Address:	10,500

Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund Address:	582

Fidelity Select Portfolios: Pharmaceuticals Portfolio Address:	200

Valor CCP Holdings, LLC Address:	42,492

Jeffrey B. Kindler Address:	729

Patrick J. Morris Revocable Trust U/A/D 3/11/11 Address:	486

Highland Equities L.P. Address:	4,857

Ott Lane Investments, LLC Address:	7,285

Star Investment Series LLC – Series 70 Address:	7,285

Marshman Fund Trust II U/A/D 5/1/08 Address:	42,492

Andrew T. Serafin Revocable Trust U/A/D February 9, 2011 Address:	61

Aris Theologis Address:	61

Babar Ghias Living Trust dated August 7, 2017 Address:	486

Brian Friedman Address:	61

Darien Parhad Address:	122

Eric Messner Address:	61

Francoise Subotic Address:	61

Greg Aronin Address:	61

Jenny Swalec Address:	61

Jim Robinson Address:	61

Kevin Scoby Address:	122

Mary Spellman Address:	73

Matt Gaines Address:	122

Matt Ross Address:	61

Spiro Katerinis Address:	122

Steve Wanaski Address:	61

Timothy M. Cunniff Revocable Trust U/A/D 12/14/15 Address:	61

LMC Holdings, LLC Address:	243